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                                                                    EXHIBIT 23.1


                         Consent of Independent Auditors


The Board of Directors
Insight Enterprises, Inc.:

We consent to the use of our report dated January 29, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                    KPMG Peat Marwick LLP



Phoenix, Arizona
September 14, 1998